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                                                                     EXHIBIT 5.1


               [JEFFER, MANGELS, BUTLER & MARMARO LLP LETTERHEAD]




                               September 11, 2000                     56404-0063



Maxicare Health Plans, Inc.
1149 South Broadway, Suite 910
Los Angeles, CA 90015


     Re: Maxicare Health Plans, Inc. (the "Company") Registration Statement For Rights Offering of Common Stock, $0.01 par value ("Common Stock")


Gentlemen:

     At your request, we have examined the Registration Statement on Form S-2, as amended, Registration No. 333-41510 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to
(i) 28,088,072 shares of Common Stock for sale by the Company (the "Company Stock") in connection with a Rights Offering to existing shareholders and (ii) 800,000 shares of Common Stock for resale by certain selling stockholders (the "Selling Stockholder Stock"). We are familiar with the actions taken and proposed to be taken by the Company in connection with the authorization and proposed issuance and sale of the Company Stock. The Company Stock and the Selling Stockholder Stock are sometimes collectively referred to herein as the "Registered Stock."

     It is our opinion that when the Registration Statement has become effective under the Act, subject to payment for and delivery of the Company Stock in accordance with the terms of the Rights Offering,

     (1) the Company Stock will, upon the issuance and the sale thereof in the manner referred to in the Registration Statement, be legally issued, fully paid and non-assessable; and

     (2) the Selling Stockholder Stock will, upon the sale thereof by the selling stockholders in the manner referred to in the Registration Statement, be legally issued, fully-paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus which is a part thereof.




                               Respectfully submitted,


                          /s/ Jeffer, Mangels, Butler & Marmaro LLP